EXHIBIT (a)(1)(B)


                             LETTER OF TRANSMITTAL

          To Tender Eligible Options Pursuant to the Offer to Exchange
           dated September 16, 2002 (Capitalized terms not otherwise
                defined herein shall have the same meaning as in
                             the Offer to Exchange)

    The right to tender Eligible Options pursuant to the Offer will commence on September 16, 2002 and will expire at 11:59 p.m., Eastern Time, on October
                29, 2002, unless the Offer is extended by AT&T.

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                     U.S. Social Security No. or Global ID (for
Name                 for non-U.S. employees)                      Ticker Symbol*
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Your specific ticker symbol can be found on the letter from AST StockPlan providing both your Personal Identification Number and the ticker symbol.

Deliver to:
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If by Regular Mail:                  If by Overnight Mail:        If by Facsimile:  If by Web:
AT&T Pension Service Center          AT&T Pension Service Center  AT&T Corp. at     See
P.O. Box 770                         1701 Golf Road               Fax Number        instructions
Arlington Heights, IL 60006-0770     Tower 2 Suite 200            847-806-4663      below
                                     Rolling Meadows, IL 60008
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

Any AT&T option holder who wants to tender Eligible Options for exchange must complete and return to us this Letter of Transmittal and, if tendering Class A to I Options, the Restricted Stock Unit Award Agreement, so that they are received by 11:59 p.m., Eastern Time, on Tuesday, October 29, 2002, by one of the following methods:

     (1)  Via the web by going to the Offer Web Site at www.aststockplan.com
          - or -
     (2) By regular mail, overnight mail or facsimile to AT&T at the address or fax number listed above. Note: Mail must be received by us no later than 11:59 p.m., Eastern Time, on October 29, 2002. Letters postmarked before October 29th but not received until after that date will not be accepted.

You are not required to tender your Eligible Options. However, if you elect to participate in the Offer, you must tender all of your Eligible Options. By signing and returning this Letter of Transmittal, you acknowledge that if you tender your Eligible Options, any AT&T stock options granted to you on March 28, 2002, April 26, 2002, May 30, 2002, June 28, 2002, or September 30, 2002
will be cancelled and forfeited without exchange or replacement, as described in the Offer to Exchange.

By signing and returning this Letter of Transmittal, you hereby tender all of your Eligible Options, which are described as follows:
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  Grant Date of Option                                    Total Number of Shares
      (MM/DD/YYYY)           Exercise Price per Share          under Option
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IMPORTANT REMINDER: YOU MUST COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL
AND, IF YOU ARE TENDERING CLASS A to I OPTIONS, THE RESTRICTED STOCK UNIT AWARD AGREEMENT TO US SO THEY ARE RECEIVED BY 11:59 P.M. EASTERN TIME, ON OCTOBER 29, 2002. NO LETTER OF TRANSMITTAL TENDERING CLASS A to I OPTIONS WILL BE ACCEPTED UNLESS THE RESTRICTED STOCK UNIT AWARD AGREEMENT IS ALSO RETURNED TO US.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER OR TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THE OFFER TO EXCHANGE AND IN THIS LETTER OF TRANSMITTAL.

If you complete and deliver this Letter of Transmittal electronically via the Offer Web Site, you will be directed to review the Restricted Stock Unit Award Agreement if you are tendering Class A to I Options. You will be asked to confirm the options to be tendered by you. You will receive by electronic mail a confirmation of receipt that will list the number of Eligible Options that you have tendered. You will also be able to print a confirmation directly from the Offer Web Site after you have confirmed your tender.

If you complete and deliver this Letter of Transmittal by regular mail, overnight mail or facsimile, and you are tendering Class A to I Options, you must also include a manually completed and executed Restricted Stock Unit Award Agreement that was delivered to you with the Offer to Exchange and Letter of Transmittal. We recommend that you keep a copy of your completed Letter of Transmittal and Restricted Stock Unit Award Agreement.

IMPORTANT NOTE: If you make your election electronically on the Offer Web Site, any change you make (e.g., withdrawing your election or re-electing again) MUST also be done via the Offer Web Site. If you deliver your election by regular mail, overnight mail or facsimile, any change you make MUST also be made using regular mail, overnight mail or facsimile. If you make your election electronically, you DO NOT need to provide documents via regular mail, overnight mail or facsimile also.

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TO: AT&T :

By completing and delivering this Letter of Transmittal, I hereby tender to AT&T Corp. Inc., a New York corporation ("AT&T"), all of my Eligible Options to purchase shares of common stock of AT&T described above in exchange for, in the case of my Class A to I Options, Restricted Stock Units and/or, in the case of my Class J Options, the Special Cash Payment upon the terms and subject to the conditions set forth in the Offer to Exchange dated September 16, 2002, receipt of which I hereby acknowledge, and this Letter of Transmittal (which together constitute the "Offer").

Subject to, and effective upon, acceptance for exchange of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, AT&T all right, title and interest in and to all the options that are being tendered hereby. I hereby acknowledge that if I tender my Eligible Options, any AT&T stock options granted to me on March 28, 2002, April 26, 2002, May 30, 2002, June 28, 2002, or September 30, 2002 will be cancelled and forfeited without exchange or replacement. I acknowledge that AT&T has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the offer. I agree that this Letter of Transmittal is an amendment to my option agreement(s).

I hereby represent and warrant that I have full power and authority to tender the options tendered herewith and that, when and to the extent the same are accepted for exchange by AT&T, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to


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


any adverse claims. I will, upon request, execute and deliver any additional documents deemed by AT&T to be necessary or desirable to complete the exchange of the options tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except by delivery of a Notice of Withdrawal prior to the expiration of the offer as stated in the Offer to Exchange, this tender is irrevocable.

By execution hereof, I acknowledge and understand that:

     (1) Tendering my Eligible Options pursuant to the procedures described in
Section 3 of the Offer to Exchange and the instructions hereto will constitute my acceptance of the terms and conditions of the Offer.

     (2) AT&T's acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between AT&T and me upon the terms and subject to the conditions of the Offer.

     (3) The Restricted Stock Units that I will receive in exchange for my Class A to I Options will be subject to forfeiture and other restrictions, including, without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the Restricted Stock Units vest and the restrictions lapse in the manner set forth in the Restricted Stock Unit Award Agreement between AT&T and me.

     (4) The Special Cash Payment I will receive in exchange for my Class J Options will be paid promptly following the expiration of this offer through my normal payroll services, and AT&T will utilize a portion of the Special Cash Payment to satisfy my withholding tax obligation.

I acknowledge that the Offer is subject to the terms and conditions described in the Offer to Exchange. I recognize that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, AT&T may terminate or amend the Offer and postpone its acceptance and cancellation of the Options tendered for exchange.

I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, I AGREE TO HOLD AT&T HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK AFTER EXPIRATION OF THE OFFER.

I recognize that, under certain circumstances set forth in the Offer to Exchange, AT&T may terminate or amend the offer. In any such event, I understand that if the options tendered herewith are not accepted for exchange, they will be retained by me.

This offer is not being made to, nor will any tender of options be accepted from or on behalf of, option holders in any jurisdiction in which the making of this offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction.


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


By delivery and/or execution hereof, I acknowledge that I have read, understand, and agree to all the terms and conditions of the Offer.

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If you are completing this Letter of Transmittal on the Offer Web Site, your indication on the Offer Web Site that you have read and agree to accept the terms of this letter will constitute execution of this letter. If you are completing this Letter of Transmittal and sending this letter by regular mail, or overnight mail to the address set forth above or by facsimile to the number set forth above, please sign and date in the space provided below.


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SIGNATURE OF HOLDER

DATE:________________________, 2002

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to AT&T of the authority of such person so to act must be submitted with this Letter of Transmittal.

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SIGNATURE OF REPRESENTATIVE

Name:
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Title:
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DATE:________________________ , 2002

Capacity:
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Address:
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(Please include ZIP code)

Telephone No. (with area code):
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Tax ID/ Social Security No.:
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


       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery; Letter of Transmittal; Notice of Withdrawal. Any option holder desiring to tender Eligible Options for exchange pursuant to the Offer should complete and return to us this Letter of Transmittal and, if you are tendering Class A to I Options, the Restricted Stock Unit Award Agreement either by (i) going on the Offer Web Site maintained for the Offer (www.aststockplan.com), completing the information requested in the table on the first page and following the instructions provided; or (ii) completing the information requested in the table on the first page hereof, signing this Letter of Transmittal and sending the signed Letter of Transmittal and, if you are tendering Class A to I Options, the Restricted Stock Unit Award Agreement by regular mail, overnight mail or hand delivery to AT&T at the address listed above, or by facsimile to the number listed above, so that it is received by 11:59 p.m. Eastern Time on October 29, 2002 (or such later date to which AT&T extends the Offer).

If you tender your options but then wish to withdraw from the Offer, you may do so at any time prior to the Expiration Date. If you wish to withdraw your options, you must do so using the same method used to tender the options, either (1) electronically following the instructions on the Offer Web Site or
(2) by delivering the Notice of Withdrawal by regular mail or overnight delivery to the address set forth above or by facsimile to the number set forth above so that is received before the Expiration Date.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY TO ENSURE IT IS RECEIVED BY 11:59 P.M. EASTERN TIME ON OCTOBER 29, 2002. IF YOU DELIVER THE LETTER OF TRANSMITTAL ELECTRONICALLY ON THE OFFER WEB SITE, WE RECOMMEND THAT YOU CONFIRM THAT YOU HAVE RECEIVED A CONFIRMATION OF RECEIPT; IF YOU DO NOT RECEIVE A CONFIRMATION OF RECEIPT, PLEASE CALL SALOMON SMITH BARNEY AT 888-828-8678 (WITHIN THE U.S.) OR 212-615-7889 (OUTSIDE THE U.S.) TO RECEIVE A CONFIRMATION.

2. Inadequate Space. If you are completing a printed version of this Letter of Transmittal and the space provided herein is inadequate, the information requested by the table in this Letter of Transmittal regarding your Eligible Options should be provided on a separate schedule attached hereto.

3. No Partial Tenders. YOU ARE NOT REQUIRED TO TENDER YOUR ELIGIBLE OPTIONS. HOWEVER, IF YOU ELECT TO PARTICIPATE IN THE OFFER WITH RESPECT TO ANY ELIGIBLE OPTIONS, YOU MUST TENDER ALL OF YOUR ELIGIBLE OPTIONS. if you tender your Eligible Options, any AT&T stock options granted to you on March 28, 2002, April 26, 2002, May 30, 200, June 28, 2002, OR SEPTEMBER 30, 2002 will be cancelled and forfeited without exchange or replacement, as described in the Offer.

4. Signatures On This Letter Of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter of Transmittal.

5. Requests For Assistance. If you have questions about which of your stock options are eligible for the Offer or about the Offer Web Site, please contact our stock option recordkeeper, Salomon Smith Barney, between the hours of 8:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday, at 1-888-828-8678 (in the U.S.) or 1-212-615-7889 (outside the U.S.).

6. Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the number of shares subject to tendered options or retained options, and the validity, form, eligibility (including time of receipt) and acceptance of letters of transmittal, notices of withdrawal, and Restricted Stock Unit Award Agreements. Our determination of these matters will be final and binding on all parties. We may reject any Letter of


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Transmittal, Notice of Withdrawal, Restricted Stock Unit Award Agreement, or
tendered options to the extent we determine that any of the foregoing were not properly delivered or to the extent that we determine it is unlawful to accept the tendered options. As described in Section 6 of the Offer to Exchange, upon the occurrence of any of the conditions set forth therein, AT&T may terminate the Offer and reject all properly tendered options. We may waive any defect or irregularity in any Letter of Transmittal, Notice of Withdrawal, or Restricted Stock Unit Award Agreement with respect to any particular options or any particular option holder. No options will be deemed to be properly tendered until all defects or irregularities have been cured by the option holder tendering the options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of any defects or irregularities.

7. Important Tax Information. Please refer to Sections 13 and 14 of the Offer to Exchange for important tax information in connection with participating in the Offer.





















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